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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

Avitar, Inc.
Canton, MA

We hereby consent to the incorporation by reference in the Registration Statements filed on Forms S-3 and S-8 in 1996 of our report dated December 10, 1997, relating to the consolidated financial statements of Avitar, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue in business.


BDO Seidman, LLP

/s/ BDO Seidman

New York, New York
January 8, 1997